                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS
     We consent to the use of our report dated March 3, 1997, on our audit of the financial statements of Portofino Place, Ltd. for the years ended December 31, 1996 and 1995, in the Registration Statement of Summit Properties Partnership, L.P. on Form 10/A-1 (File No. 0-22411), and to all references to our firm included in or made a part of such Registration Statement, and to the incorporation by reference of such report in the Registration Statement of Summit Properties Inc. on Form S-3 (File No. 333-25575).

                                            /s/ REZNICK FEDDER & SILVERMAN
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                                            REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
June 10, 1997